As filed with the Securities and Exchange Commission on June 10, 2015

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURTIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Pacer Funds Trust

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

16 Industrial Blvd, Suite 201
Paoli, Pennsylvania 19301

                       (Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered

Pacer TrendpilotTM 750 ETF	BATS Exchange, Inc.
Pacer TrendpilotTM 450 ETF	BATS Exchange, Inc.
Pacer TrendpilotTM 100 ETF	BATS Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.	☐

Securities Act Registration file number to which this form relates: 333-201530

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1.	Description of Registrant’s Securities to be Registered.

Reference is made to Pre-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-201530 and 811-23024), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0000894189-15-002862) on June 10, 2015, which is incorporated herein by reference.

The Trust currently consists of 4 separate series.  The series to which this filing relates and its IRS Employer Identification Number is as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number

Pacer TrendpilotTM 750 ETF	47-4022487
Pacer TrendpilotTM 450 ETF	47-4011201
Pacer TrendpilotTM 100 ETF	47-4001552

Item 2.	Exhibits

A.
Registrant’s Certificate of Trust August 12, 2014 is incorporated herein by reference to Exhibit (a)(1) to the Trust’s initial Registration Statement on Form N-1A (File Nos. 333-201530 and 811-23024), as filed with the SEC via EDGAR on January 15, 2015 (Accession Number: 0000894189-15-000176).

B.
Registrant’s Declaration of Trust dated August 12, 2014 is incorporated herein by reference to Exhibit (a)(2) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-201530 and 811-23024), as filed with the SEC via EDGAR on January 15, 2015 (Accession No. 0000894189-15-000176).

C.
Registrant’s By-Laws dated August 12, 2014 are incorporated herein by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-201530 and 811-23024), as filed with the SEC via EDGAR on January 15, 2015 (Accession No. 0000894189-15-000176).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Pacer Funds Trust

June 10, 2015

/s/ Joe M. Thomson
Joe M. Thomson President